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                                                                   EXHIBIT 21.1

                            SUBSIDIARIES OF THE REGISTRANT



                                                       Place of
Name of Subsidiary                                  Incorporation
------------------                                  -------------

Overland Data (Europe) Limited                      United Kingdom

Overland Data Export Limited                        Barbados